Exhibit 99.1

Oceaneering Reports Third Quarter 2019 Results

HOUSTON, October 30, 2019 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $25.5 million, or $(0.26) per share, on revenue of $498 million for the three months ended September 30, 2019. Adjusted net loss was $29.7 million, or $(0.30) per share, excluding the impact of $7.0 million of certain tax adjustments and the after-tax effects of $3.5 million of foreign currency exchange losses.

During the prior quarter ended June 30, 2019, Oceaneering reported a net loss of $35.2 million, or $(0.36) per share, on revenue of $496 million, and an adjusted net loss of $31.5 million, or $(0.32) per share.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins and forecasted 2019 EBITDA) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, 2019 EBITDA Estimates, Free Cash Flow, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sep 30,		Jun 30,	Sep 30,

	2019	2018	2019	2019	2018

Revenue	$497,647	$519,300	$495,781	$1,487,314	$1,414,387
Gross Margin	49,061	47,635	41,983	118,631	96,191
Income (Loss) from Operations	(5,194)	(1,552)	(9,635)	(36,543)	(48,338)
Net Income (Loss)	(25,523)	(65,979)	(35,182)	(85,532)	(148,188)

Diluted Earnings (Loss) Per Share	$(0.26)	$(0.67)	$(0.36)	$(0.87)	$(1.50)

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Our consolidated third quarter 2019 operating results met our expectations and our adjusted EBITDA exceeded the consensus estimate. Overall, we were encouraged by the better-than-expected contribution from our energy segments.

"Our operating results for the third quarter 2019 improved by $4.4 million over the prior quarter, largely due to increased contributions from Subsea Products and Remotely Operated Vehicle (ROV) segments, which were partially offset by a less-than-expected contribution from our Advanced Technologies segment.

"Each of our operating segments, except for Asset Integrity, generated positive EBITDA, and on a consolidated basis we generated adjusted EBITDA of $45.4 million. Our cash position of $340 million at September 30, 2019 declined $15.5 million from June 30, 2019, as we increased capital expenditure spending associated with projected higher ROV activity, and with purchases of equipment to support our drill pipe riser contract in Brazil.

"Operationally, for the third quarter 2019, ROV days on hire declined by 2%, translating to a lower fleet utilization of 60%, as compared to 62% in the second quarter. Average ROV revenue per day on hire was slightly lower, declining 4% sequentially, as a result of changes in geographic mix. However, this decline was offset by a decrease in costs. ROV operating results for the quarter included the effect of a $2.8 million gain associated with the sale of ROV accessory equipment integrated into a customer’s rigs. Excluding the impact of this gain, EBITDA margin was consistent with second quarter EBITDA margin.

"Our fleet use mix during the quarter was 63% in drill support and 37% in vessel-based activity, the same as the second quarter. At the end of September, we had ROV contracts on 97 of the 159 floating rigs under contract, or 61%. At June 30, 2019, we had ROV contracts on 101 of the 161 floating rigs under contract, or 63%. At the end of September 2019, our fleet count remained at 276 vehicles.

"Subsea Product's operating income during the third quarter 2019 was better than expected, on a 9% increase in quarterly revenue. The improved operating results were primarily due to greater activity and better-than-expected profitability within our service and rental business. Our Subsea Products backlog at September 30, 2019 was $609 million, compared to our June 30, 2019 backlog of $596 million. The backlog improvement was largely attributable to an increase in order intake for our manufactured products business. Our book-to-bill ratio, year to date, was 1.7 and for the past twelve months was 1.5.

"Sequentially, Subsea Projects third quarter revenue and operating results were relatively flat with the second quarter. Call-out work during the third quarter was consistent with that of the second quarter. Asset Integrity operating results decreased on slightly lower revenue as compared to the second quarter, as pricing for inspection services continues to remain very competitive.

"For our non-energy segment, Advanced Technologies, third quarter 2019 operating results were much lower than forecast. This was primarily due to the combination of delays and cost overruns on certain projects within our commercial businesses, which resulted in lower revenue and lower operating margins than projected. Unallocated Expenses for the third quarter 2019 were lower than the second quarter 2019 due primarily to lower accruals for incentive-based compensation.

"Looking forward, we believe our fourth quarter 2019 EBITDA will be slightly lower than our adjusted third quarter results, with the onset of seasonally lower offshore activity within our energy segments being slightly offset by improved contribution from our non-energy segment. Sequentially for our energy segments, we expect lower operating results from ROV, Subsea Products, and Subsea Projects segments and a marginal improvement in our Asset Integrity segment. For Advanced Technologies, we are projecting improved performance from our commercial businesses that will result in a meaningful revenue increase and an operating margin in the low double-digit range. Unallocated Expenses are forecast to be in the low- to mid-$30 million range.

"For the full year of 2019, we affirm the $160 million midpoint of our previously provided EBITDA guidance. We are increasing our capital expenditures guidance for the year to $150 million, primarily driven by increased spending within our ROV segment to support projected higher levels of activity anticipated for 2020. However, we continue to expect positive free cash flow generation for the year as we anticipate generating cash from positive working capital changes in the fourth quarter.

"We continue to believe that the long-term fundamentals for the offshore energy industry are improving and that our energy segments are positioned to benefit from this recovery. We know that this recovery is gradual so we remain focused on continuing to adapt our business structure to the current market to improve returns. We are also implementing a stricter capital discipline approach, which we expect to help us ensure that we generate meaningful free cash flow in the future.

"Accordingly, looking into 2020, we are anticipating increased activity and improved operating performance across all of our segments, led by gains from ROV and Subsea Products. At this time, we anticipate generating $180 million to $220 million of EBITDA in 2020 with positive operating income from each of our operating segments. Unallocated Expenses are expected to be approximately $140 million and we project capital expenditures to be in the range of $70 million to $100 million. As a result, we expect to generate a significant increase in free cash flow in 2020 relative to 2019. In this dynamic market we will necessarily continue to review our forecast as we develop a definitive operating plan for 2020, and we will update our guidance range during the year-end reporting process."

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: projected fourth quarter 2019 operating results and margins by segment, forecasted Unallocated Expenses, positive free cash flow and working capital improvements; full-year 2019 EBITDA guidance, capital expenditure guidance, and anticipated positive free cash flow; full-year 2020 activity and operating performance by segment, EBITDA, Unallocated Expenses, and capital expenditure guidance and projected positive free cash flow; and expectations regarding offshore energy industry market conditions, including a gradual recovery and levels of activity in 2020. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry; supply and demand of drilling rigs; oil and natural gas demand and production growth; oil and natural gas prices; fluctuations in currency markets worldwide; future global economic conditions; the loss of major contracts or alliances; future performance under our customer contracts; and the effects of competition. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10‑Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2019	Dec 31, 2018
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $340,323 and $354,259)				$1,167,197	$1,244,889
Net property and equipment				946,381	964,670
Other assets				772,114	615,439
Total Assets				$2,885,692	$2,824,998

LIABILITIES AND EQUITY
Current liabilities				$510,414	$494,741
Long-term debt				799,855	786,580
Other long-term liabilities				272,344	128,379
Equity				1,303,079	1,415,298
Total Liabilities and Equity				$2,885,692	$2,824,998

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2019	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018
	(in thousands, except per share amounts)

Revenue	$497,647	$519,300	$495,781	$1,487,314	$1,414,387
Cost of services and products	448,586	471,665	453,798	1,368,683	1,318,196
Gross margin	49,061	47,635	41,983	118,631	96,191
Selling, general and administrative expense	54,255	49,187	51,618	155,174	144,529
Income (loss) from operations	(5,194)	(1,552)	(9,635)	(36,543)	(48,338)
Interest income	2,089	2,645	1,848	6,541	8,187
Interest expense, net of amounts capitalized	(11,382)	(9,885)	(10,199)	(31,005)	(28,058)
Equity in income (losses) of unconsolidated affiliates	554	(1,684)	—	390	(3,264)
Other income (expense), net	(3,660)	5,632	7	(2,934)	(6,398)
Income (loss) before income taxes	(17,593)	(4,844)	(17,979)	(63,551)	(77,871)
Provision (benefit) for income taxes	7,930	61,135	17,203	21,981	70,317
Net Income (Loss)	$(25,523)	$(65,979)	$(35,182)	$(85,532)	$(148,188)

Weighted average diluted shares outstanding	98,930	98,533	98,929	98,858	98,483
Diluted earnings (loss) per share	$(0.26)	$(0.67)	$(0.36)	$(0.87)	$(1.50)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2019	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018
	($ in thousands)

Remotely Operated Vehicles
Revenue	$113,101	$105,045	$120,363	$333,810	$298,065
Gross margin	$18,908	$8,757	$17,360	$45,689	$25,888
Operating income (loss)	$10,145	$772	$8,688	$20,251	$2,916
Operating income (loss) %	9%	1%	7%	6%	1%
Days available	25,392	25,668	25,006	74,904	76,192
Days utilized	15,146	14,249	15,423	43,511	38,937
Utilization	60%	56%	62%	58%	51%

Subsea Products
Revenue	$150,836	$137,099	$138,910	$418,590	$385,491
Gross margin	$28,030	$18,748	$21,029	$61,374	$49,828
Operating income (loss)	$13,219	$5,367	$7,413	$20,156	$9,417
Operating income (loss) %	9%	4%	5%	5%	2%
Backlog at end of period	$609,000	$333,000	$596,000	$609,000	$333,000

Subsea Projects
Revenue	$75,996	$104,972	$75,104	$240,828	$239,868
Gross margin	$5,213	$10,829	$5,472	$19,718	$6,801
Operating income (loss)	$(616)	$6,088	$87	$2,363	$(6,629)
Operating income (loss) %	(1)%	6%	—%	1%	(3)%

Asset Integrity
Revenue	$59,274	$62,346	$61,156	$181,119	$191,056
Gross margin	$5,273	$9,430	$6,423	$17,968	$26,909
Operating income (loss)	$(2,453)	$2,275	$(1,302)	$(4,468)	$7,311
Operating income (loss) %	(4)%	4%	(2)%	(2)%	4%

Advanced Technologies
Revenue	$98,440	$109,838	$100,248	$312,967	$299,907
Gross margin	$9,413	$14,824	$13,386	$38,047	$36,645
Operating income (loss)	$2,958	$8,960	$7,241	$19,798	$18,514
Operating income (loss) %	3%	8%	7%	6%	6%

Unallocated Expenses
Gross margin	$(17,776)	$(14,953)	$(21,687)	$(64,165)	$(49,880)
Operating income (loss)	$(28,447)	$(25,014)	$(31,762)	$(94,643)	$(79,867)

Total
Revenue	$497,647	$519,300	$495,781	$1,487,314	$1,414,387
Gross margin	$49,061	$47,635	$41,983	$118,631	$96,191
Operating income (loss)	$(5,194)	$(1,552)	$(9,635)	$(36,543)	$(48,338)
Operating income (loss) %	(1)%	—%	(2)%	(2)%	(3)%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2019	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018
	(in thousands)

Capital Expenditures, including Acquisitions	$57,985	$30,389	$40,898	$128,847	$152,317

Depreciation and amortization:
Energy Services and Products
Remotely Operated Vehicles	$26,767	$27,428	$26,871	$81,628	$83,339
Subsea Products	12,055	12,349	12,366	37,412	41,288
Subsea Projects	8,130	7,464	7,550	23,562	28,830
Asset Integrity	1,634	1,635	1,570	4,838	5,319
Total Energy Services and Products	48,586	48,876	48,357	147,440	158,776
Advanced Technologies	761	792	765	2,356	2,295
Unallocated Expenses	1,220	1,035	1,182	3,561	3,603
Total Depreciation and Amortization	$50,567	$50,703	$50,304	$153,357	$164,674

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2019 EBITDA Estimates and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Sep 30, 2019		Sep 30, 2018		Jun 30, 2019
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(25,523)	$(0.26)	$(65,979)	$(0.67)	$(35,182)	$(0.36)
Pre-tax adjustments for the effects of:
Gain on sale of investment			(9,293)
Foreign currency (gains) losses	3,516		3,745		(59)
Total pre-tax adjustments	3,516		(5,548)		(59)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(738)		1,165		12
Discrete tax items:
Share-based compensation	—		—		1
Uncertain tax positions	(520)		3,571		1,268
Tax reform	(8,492)		7,932		—
Valuation allowances	(32)		39,136		—
Other	2,079		5,853		2,436
Total discrete tax adjustments	(6,965)		56,492		3,705
Total of adjustments	(4,187)		52,109		3,658
Adjusted Net Income (Loss)	$(29,710)	$(0.30)	$(13,870)	$(0.14)	$(31,524)	$(0.32)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		98,930		98,533		98,929

			For the Nine Months Ended
			Sep 30, 2019		Sep 30, 2018
			Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
			(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP			$(85,532)	$(0.87)	$(148,188)	$(1.50)
Pre-tax adjustments for the effects of:
Fixed asset write-offs			—		4,233
Intangible asset write-offs			—		3,458
Gain on sale of investment			—		(9,293)
Foreign currency (gains) losses			2,843		15,478
Total pre-tax adjustments			2,843		13,876

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods			(597)		(2,754)

Discrete tax items:
Share-based compensation			987		1,820
Uncertain tax positions			1,770		4,833
Tax reform			(8,492)		7,932
Valuation allowances			1,507		39,136
Other			2,374		6,351
Total discrete tax adjustments			(1,854)		60,072
Total of adjustments			392		71,194
Adjusted Net Income (Loss)			$(85,140)	$(0.86)	$(76,994)	$(0.78)
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)				98,858		98,483

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2019	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018
	($ in thousands)

Net income (loss)	$(25,523)	$(65,979)	$(35,182)	$(85,532)	$(148,188)
Depreciation and amortization	50,567	50,703	50,304	153,357	164,674
Subtotal	25,044	(15,276)	15,122	67,825	16,486
Interest expense, net of interest income	9,293	7,240	8,351	24,464	19,871
Amortization included in interest expense	(335)	(332)	(335)	(1,010)	(1,439)
Provision (benefit) for income taxes	7,930	61,135	17,203	21,981	70,317
EBITDA	$41,932	$52,767	$40,341	$113,260	$105,235

Revenue	$497,647	$519,300	$495,781	$1,487,314	$1,414,387

EBITDA margin %	8%	10%	8%	8%	7%

2019 EBITDA Estimates

	Low	High
	(in thousands)
Income (loss) before income taxes	$(90,000)	(70,000)
Depreciation and amortization	205,000	205,000
Subtotal	115,000	135,000
Interest expense, net of interest income	35,000	35,000
EBITDA	$150,000	$170,000

Free Cash Flow

	For the Nine Months Ended
	Sep 30, 2019	Sep 30, 2018
	(in thousands)
Net Income (loss)	$(85,532)	$(148,188)
Depreciation and amortization	153,357	164,674
Other increases (decreases) in cash from operating activities	44,342	19,170
Cash flow provided by operating activities	112,167	35,656
Purchases of property and equipment	(128,847)	(83,919)
Free Cash Flow	$(16,680)	$(48,263)

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended September 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$10,145	$13,219	$(616)	$(2,453)	$2,958	$(28,447)	$(5,194)
Adjusted Operating Income (Loss)	$10,145	$13,219	$(616)	$(2,453)	$2,958	$(28,447)	$(5,194)

Revenue	$113,101	$150,836	$75,996	$59,274	$98,440		$497,647
Operating income (loss) % as reported in accordance with GAAP	9%	9%	(1)%	(4)%	3%		(1)%
Operating income (loss)% using adjusted amounts	9%	9%	(1)%	(4)%	3%		(1)%

	For the Three Months Ended September 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$772	$5,367	$6,088	$2,275	$8,960	$(25,014)	$(1,552)
Adjusted Operating Income (Loss)	$772	$5,367	$6,088	$2,275	$8,960	$(25,014)	$(1,552)

Revenue	$105,045	$137,099	$104,972	$62,346	$109,838		$519,300
Operating income (loss) % as reported in accordance with GAAP	1%	4%	6%	4%	8%		—%
Operating income (loss)% using adjusted amounts	1%	4%	6%	4%	8%		—%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended June 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$8,688	$7,413	$87	$(1,302)	$7,241	$(31,762)	$(9,635)
Adjusted Operating Income (Loss)	$8,688	$7,413	$87	$(1,302)	$7,241	$(31,762)	$(9,635)

Revenue	$120,363	$138,910	$75,104	$61,156	$100,248		$495,781
Operating income (loss) % as reported in accordance with GAAP	7%	5%	—%	(2)%	7%		(2)%
Operating income (loss) % using adjusted amounts	7%	5%	—%	(2)%	7%		(2)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Nine Months Ended September 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$20,251	$20,156	$2,363	$(4,468)	$19,798	$(94,643)	$(36,543)
Adjusted Operating Income (Loss)	$20,251	$20,156	$2,363	$(4,468)	$19,798	$(94,643)	$(36,543)

Revenue	$333,810	$418,590	$240,828	$181,119	$312,967		$1,487,314
Operating income (loss) % as reported in accordance with GAAP	6%	5%	1%	(2)%	6%		(2)%
Operating income (loss) % using adjusted amounts	6%	5%	1%	(2)%	6%		(2)%

	For the Nine Months Ended September 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$2,916	$9,417	$(6,629)	$7,311	$18,514	$(79,867)	$(48,338)
Adjustments for the effects of:
Fixed asset write-offs	617	1,531	2,085	—	—	—	4,233
Intangible assets write-offs	—	—	3,458	—	—	—	3,458
Total of adjustments	617	1,531	5,543	—	—	—	7,691
Adjusted Operating Income (Loss)	$3,533	$10,948	$(1,086)	$7,311	$18,514	$(79,867)	$(40,647)

Revenue	$298,065	$385,491	$239,868	$191,056	$299,907		$1,414,387
Operating income (loss) % as reported in accordance with GAAP	1%	2%	(3)%	4%	6%		(3)%
Operating income (loss) % using adjusted amounts	1%	3%	—%	4%	6%		(3)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$10,145	$13,219	$(616)	$(2,453)	$2,958	(28,447)	$(5,194)
Adjustments for the effects of:
Depreciation and amortization	26,767	12,055	8,130	1,634	761	1,220	50,567
Other pre-tax	—	—	—	—	—	(3,441)	(3,441)
EBITDA	36,912	25,274	7,514	(819)	3,719	(30,668)	41,932
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	3,516	3,516
Total of adjustments	—	—	—	—	—	3,516	3,516
Adjusted EBITDA	$36,912	$25,274	$7,514	$(819)	$3,719	$(27,152)	$45,448

Revenue	$113,101	$150,836	$75,996	$59,274	$98,440		$497,647
Operating income (loss) % as reported in accordance with GAAP	9%	9%	(1)%	(4)%	3%		(1)%
EBITDA Margin	33%	17%	10%	(1)%	4%		8%
Adjusted EBITDA Margin	33%	17%	10%	(1)%	4%		9%

	For the Three Months Ended September 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$772	$5,367	$6,088	$2,275	$8,960	$(25,014)	$(1,552)
Adjustments for the effects of:
Depreciation and amortization	27,428	12,349	7,464	1,635	792	1,035	50,703
Other pre-tax	—	—	—	—	—	3,616	3,616
EBITDA	28,200	17,716	13,552	3,910	9,752	(20,363)	52,767
Adjustments for the effects of:
Gain on sale of investment	—	—	—	—	—	(9,293)	(9,293)
Foreign currency (gains) losses	—	—	—	—	—	3,745	3,745
Total of adjustments	—	—	—	—	—	(5,548)	(5,548)
Adjusted EBITDA	$28,200	$17,716	$13,552	$3,910	$9,752	$(25,911)	$47,219

Revenue	$105,045	$137,099	$104,972	$62,346	$109,838		$519,300
Operating income (loss) % as reported in accordance with GAAP	1%	4%	6%	4%	8%		—%
EBITDA Margin	27%	13%	13%	6%	9%		10%
Adjusted EBITDA Margin	27%	13%	13%	6%	9%		9%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$8,688	$7,413	$87	$(1,302)	$7,241	$(31,762)	$(9,635)
Adjustments for the effects of:
Depreciation and amortization	26,871	12,366	7,550	1,570	765	1,182	50,304
Other pre-tax	—	—	—	—	—	(328)	(328)
EBITDA	35,559	19,779	7,637	268	8,006	(30,908)	40,341
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(59)	(59)
Total of adjustments	—	—	—	—	—	(59)	(59)
Adjusted EBITDA	$35,559	$19,779	$7,637	$268	$8,006	$(30,967)	$40,282

Revenue	$120,363	$138,910	$75,104	$61,156	$100,248		$495,781
Operating income (loss) % as reported in accordance with GAAP	7%	5%	—%	(2)%	7%		(2)%
EBITDA Margin	30%	14%	10%	—%	8%		8%
Adjusted EBITDA Margin	30%	14%	10%	—%	8%		8%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2019
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$20,251	$20,156	$2,363	$(4,468)	$19,798	$(94,643)	$(36,543)
Adjustments for the effects of:
Depreciation and amortization	81,628	37,412	23,562	4,838	2,356	3,561	153,357
Other pre-tax	—	—	—	—	—	(3,554)	(3,554)
EBITDA	101,879	57,568	25,925	370	22,154	(94,636)	113,260
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,843	2,843
Total of adjustments	—	—	—	—	—	2,843	2,843
Adjusted EBITDA	$101,879	$57,568	$25,925	$370	$22,154	$(91,793)	$116,103

Revenue	$333,810	$418,590	$240,828	$181,119	$312,967		$1,487,314
Operating income (loss) % as reported in accordance with GAAP	6%	5%	1%	(2)%	6%		(2)%
EBITDA Margin	31%	14%	11%	—%	7%		8%
Adjusted EBITDA Margin	31%	14%	11%	—%	7%		8%

	For the Nine Months Ended September 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unallocated Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$2,916	$9,417	$(6,629)	$7,311	$18,514	$(79,867)	$(48,338)
Adjustments for the effects of:
Depreciation and amortization	83,339	41,288	28,830	5,319	2,295	3,603	164,674
Other pre-tax	—	—	—	—	—	(11,101)	(11,101)
EBITDA	86,255	50,705	22,201	12,630	20,809	(87,365)	105,235
Adjustments for the effects of:
Gain on sale of investment	—	—	—	—	—	(9,293)	(9,293)
Foreign currency (gains) losses	—	—	—	—	—	15,478	15,478
Total of adjustments	—	—	—	—	—	6,185	6,185
Adjusted EBITDA	$86,255	$50,705	$22,201	$12,630	$20,809	$(81,180)	$111,420

Revenue	$298,065	$385,491	$239,868	$191,056	$299,907		$1,414,387
Operating income (loss) % as reported in accordance with GAAP	1%	2%	(3)%	4%	6%		(3)%
EBITDA Margin	29%	13%	9%	7%	7%		7%
Adjusted EBITDA Margin	29%	13%	9%	7%	7%		8%